January 19, 2011

Mary Brothwell
Willis of Massachusetts Inc.
Three Copley Pl, Ste 300
Boston, MA 02116

RE:	Insured Name:	Fidelity Fixed Income & Asset Allocation Fund
Policy Number: XMO1000021 (the “Policy”)
	Limit/Layer:	$10,000,000 part of $50,000,000 Excess of $100,000,000
Dear Mary,

Freedom Specialty is pleased to provide you with the enclosed Fidelity Fixed Income & Asset Allocation Fund (Bond) Policy, with effective dates 07/01/2010 to 07/01/2011, issued by National Casualty Company (the “Company”) to the above captioned insured.

As requested, the Policy has been issued despite the fact that Freedom Specialty has not received all of the Underlying Excess policy(ies)/endorsements.

As you are aware, the binder for this Policy may contains a subjectivity(ies) regarding receipt, review and acceptance of complete copies of the binders for all of the Underlying Excess policies, as well as complete copies of all of the policies themselves. Please forward complete copies of all of the policies to my attention as soon as possible.

The Company fully reserves its rights to amend the Policy in the event that any inconsistencies exist between the binders related to the policies and the policies when issued. In addition, by issuing the Policy, the Company does not waive any rights or defenses it may have in connection with the Policy, nor is it stopped from asserting all or any defenses that may be available to it with regard to the Policy.

If you have any questions or concerns, please do not hesitate to contact me.

8877 North Gainey Center Drive

Scottsdale, Arizona 85258

1-800-423-7675
A STOCK COMPANY

In Witness Whereof, the Company has caused this policy to be executed and attested.

The information contained herein replaces any similar information contained elsewhere in the policy.

UT-COVPG (7-09)

Home Office: Madison Wisconsin

Administrative Office: 8877 North Gainey Center Drive Scottsdale, Arizona 85258

1-800-423-7675

EXCESS INSURANCE POLICY

UNLESS OTHERWISE PROVIDED IN THE FOLLOWED POLICY, THIS POLICY APPLIES ONLY TO CLAIMS FIRST MADE AGAINST THE INSURED DURING THE POLICY PERIOD OR EXTENDED REPORTING PERIOD. THE LIMIT OF LIABILITY SHALL BE REDUCED BY PAYMENT OF DEFENSE COSTS.

DECLARATIONS

Item 1	Named	FIDELITY FIXED INCOME & ASSET	Policy No.:	XMO1000021
	Insured &	ALLOCATION FUND	Agent No.:	31405
	Mailing	82 DEVONSHIRE ST, MAIL ZONE F3D
	Address	BOSTON, MA 02109	Renewal No.:	XMO0900021
Item 2. Aggregate Limit of Liability: $ 10,000,000 PART OF $50,000,000			all Claims(inclusive of defense costs)

Item 3. Policy Period:
07/01/2010	to	07/01/2011	12:01 a.m. local time at Named Insured's Mailing Address.

Item 4. Followed Policy:
Issuing Insurer: NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
Limit of Liability:		$15,000,000		Policy No.:	01-986-29-38
Deductible(s)/Retention(s): $400,000
Item 5. Schedule of Underlying Policies:						Deductible(s)/
		Issuing Insurer		Policy No.	Limits of Liability	Retention(s)
Primary Policy SAME AS ITEM 4. ABOVE
Underlying Excess Policies:
		Issuing Insurer		Policy No.	Limits of Liability	Attachment
1st Excess:	UT	-358	(12-07)
2nd Excess:
3rd Excess:
4th Excess:
5th Excess:
6th Excess:
7th Excess:
8th Excess:

Item 6. Premium: $	34,279	Terrorism Premium: $	346	Total Premium: $	34,625
Item 7. Endorsements Effective at Inception:
SEE SCHEDULE OF FORMS AND ENDORSEMENTS
Item 8. Notices to Company:

Notice of Claims to:

NATIONAL CASUALTY COMPANY

7 WORLD TRADE CENTER SUITE 33A

NEW YORK, NY 10007

Other Notices to:

NATIONAL CASUALTY COMPANY

7 WORLD TRADE CENTER SUITE 33A

NEW YORK, NY 10007

These Declarations/Policy, together with the Application and any written endorsements attached thereto, shall constitute the contract between the Insured and the Company.

XM-D-1 (8-07)

xmd1d.fap

		SCHEDULE OF FORMS AND ENDORSEMENTS

Policy No.		XMO1000021		Effective Date:	07/01/2010
					12:01 A.M., Standard Time

Named Insured FIDELITY FIXED INCOME & ASSET				Agent No.	31405

		EXCESS LIABILITY FORMS
	UT	-COVPG 7-09		Cover Page
	XM	-D-1	8-07	Excess Insurance Policy Declarations
	UT	-SP-2	12-95	Schedule Of Forms and Endorsements
	XM	-P-1	8-07	Excess Insurance Policy
	UT	-358	12-07	Schedule Of Underlying Policies
	XM	-56	1-08	Quota Share Endorsement
	XM	-58	1-08	Exhaustion/Reduction Of Underlying Limits

ADDITIONAL FORMS

UT-SP-2 (12-95)

utsp2mgt.fap

A Stock Insurance Company, herein called the Company

EXCESS INSURANCE POLICY

UNLESS OTHERWISE PROVIDED IN THE FOLLOWED POLICY, THIS POLICY APPLIES ONLY TO CLAIMS FIRST MADE AGAINST THE INSURED DURING THE POLICY PERIOD OR EXTENDED REPORTING PERIOD. THE LIMIT OF LIABILITY SHALL BE REDUCED AND MAY BE EXHAUSTED BY PAYMENT OF DEFENSE COSTS.

In consideration of the payment of the premium and in reliance upon the statements in the Application, which is made a part hereof and subject to the Declarations, terms and conditions of this Policy, the insurance company indicated in the Declarations (herein called the Company) and the Insured agree as follows:

I.	INSURING AGREEMENT
	The	Company shall provide the Insureds with insurance coverage excess of the Underlying Policies. This Policy is sub-
	ject	to the same representations as are contained in the applications for the Underlying Policies and, except with
	respect	to the premium, the limit of liability and as otherwise provided herein, the insurance coverage provided by this
	Policy	shall apply in accordance with the same terms, definitions, conditions, exclusions and limitations as are contained
	in	the Followed Policy and, to the extent coverage is further limited or restricted thereby, in any other of the Underlying
	Policies.	This Policy shall not grant broader coverage than the most restrictive of the Underlying Policies.
II.	DEFINITIONS
	A.	Application means all signed applications and any information submitted therewith for this Policy.
	B.	Claim has the same meaning in this Policy as in the Followed Policy.
	C.	Insured means any persons or entities entitled to coverage under the Followed Policy.
	D.	Named Insured means the entity named in Item 1. of the Declarations.
	E.	Policy Period means the period from the effective date to the expiration date of this Policy as set forth in Item 3. of the Declarations, or any earlier termination date.
	F.	Followed Policy means the policy, as constituted at its inception, named in Item 4. of the Declarations.
	G.	Underlying Policies mean all policies, as constituted at their inception, listed in Item 5. of the Declarations.
	H.	Underlying Limits means an amount equal to the total of all aggregate limits of liability for all Underlying Policies, plus the uninsured retention or deductible applicable to the primary policy named in Item 5. of the Declarations.
III.	LIMIT OF LIABILITY
	The	amount stated in Item 2. of the Declarations shall be the maximum amount payable by the Company under this Pol-
	icy	with respect to all Claims first made during the Policy Period.
IV.	REDUCTION OR EXHAUSTION OF UNDERLYING LIMITS
	A.	In the event the Underlying Limits are partially reduced by reason of actual payment by the insurers of the Underly- ing Policies, then subject to the Limit of Liability this Policy shall continue to apply as excess over the reduced Underlying Limits.
	B.	In the event the Underlying Limits are wholly exhausted by reason of actual payment by the insurers of the Under- lying Policies (and the Insured has paid the full amount of any applicable deductible or uninsured retention under the Followed Policy), then subject to the Limit of Liability this Policy shall continue to apply as primary insurance;

XM-P-1 (8-07)

provided always that this Policy shall only pay excess of such applicable deductible or retention, which shall be applied to any subsequent Claim in the same manner as specified in the Followed Policy.
	C.	This Policy shall only pay in the event of the reduction or exhaustion of the Underlying Policies by reason of actual
		payment	by the insurers of the Underlying Limits as described above and shall not drop down for any other reason,
		including	but not limited to existence of any sub-limit in any Underlying Policy or the uncollectibility (in whole or in
		part)	of any of the Underlying Limits; provided, however, this Policy will recognize erosion of any of the Underlying
		Policies	due to the existence of a sub-limit.
		The	Insureds expressly retain the risk of any gap in coverage or uncollectibility and the Company does not in any
		way	insure or assume such risk.
V.	CONDITIONS OF COVERAGE
	A.	As a condition precedent to this Policy's coverage, the Insureds agree to maintain the Underlying Policies in full
		effect	with solvent insurers during the Policy Period except for any reduction or exhaustion of the Underlying Limits
		by	reason of actual payments thereunder. If the Underlying Policies are not so maintained, the Company shall
		not	be liable under this Policy to a greater extent than it would have been had such Underlying Policies been maintained.
	B.	As a condition precedent to this Policy's coverage, the Insureds shall notify the Company in writing of any of the fol-
		lowing	events as soon as practicable thereafter, with full particulars:
		(1)	the reduction or exhaustion of any of the Underlying Limits;
		(2)	the cancellation or termination of, or failure to maintain in full effect, any of the Underlying Policies;
		(3)	any change to any of the Underlying Policies; or
		(4)	the insurer of any of the Underlying Policies becoming subject to a receivership, liquidation, dissolution, re- habilitation or similar proceeding or being taken over by any regulatory authority.
	C.	If during the Policy Period or any discovery or extended reporting period, any terms of any of the Underlying Pol-
		icies	are changed in any manner, this Policy shall not be subject to such change unless the Company consents to
		such	change by written endorsement to this Policy. Unless the Company so consents to such change, the Com-
		pany	shall not be liable to a greater extent than it would have been absent such change to any of the Underlying
Policies.

XM-P-1 (8-07)

	SCHEDULE OF UNDERLYING POLICIES

Policy No.: XMO1000021				Effective Date:	07/01/2010
					12:01 A.M. Standard Time
FIDELITY FIXED INCOME & ASSET
Named Insured: ALLOCATION FUND (BOND)				Agent No.:	31405

Issuing Insurer	Policy Number			Limits of Liability			Attachment

1ST EXCESS:
WESTCHESTER FIRE	DOX G21661612 005			$10,000,000			$15,000,000
INSURANCE COMPANY

2ND EXCESS:
EVEREST NATIONAL	FL5FD00012-101			$10,000,000			$25,000,000
INSURANCE COMPANY

3RD EXCESS:
ICI MUTUAL INSURANCE	87153310	B		$15,000,000			$35,000,000
COMPANY

4TH EXCESS:
ENDURANCE SPECIALTY	P006738005			$15,000,000			$50,000,000
INSURANCE, LTD.

5TH EXCESS:
ST. PAUL MERCURY	469PB0983			$10,000,000			$65,000,000
INSURANCE COMPANY

6TH EXCESS:
CONTINENTAL INSURANCE	287042220			$10,000,000			$75,000,000
COMPANY

7TH EXCESS:
STARR INDEMNITY &	SISIXFL21025310			$10,000,000		PART	$85,000,000
LIABILITY COMPANY			OF $	15,000,000

AXIS INSURANCE	MBN 727586/01/2010			$5,000,000 PART OF			$85,000,000
COMPANY				$15,000,000

UT-358 (12-07)

ENDORSEMENT
			NO.	1
ATTACHED TO AND	ENDORSEMENT EFFECTIVE DATE
FORMING A PART OF		NAMED INSURED		AGENT NO.
POLICY NUMBER	(12:01 A.M. STANDARD TIME)

XMO1000021	07/01/2010	FIDELITY FIXED INCOME & ASSET

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

EXCESS POLICY - EXHAUSTION/REDUCTION OF UNDERLYING LIMITS

In consideration of the premium paid, it is hereby understood and agreed that Section IV. REDUCTION OR EXHAUSTION OF UNDERLYING LIMITS, Section C. is deleted in its entirety and replaced with the following:

C.	This Policy shall only pay covered loss in the event of the reduction or exhaustion of the Underlying Policies by reason of actual payment by the insurers of the Underlying Limits for covered loss; pro- vided, however, if the Insured shall pay any covered loss, then the Company agrees to recognize that the Underlying Limits are reduced or exhausted to the extent of such payments by the Insured. In no way shall such payment by the Insured constitute a waiver of any terms, conditions or exclusions of the
Underlying Policies or this Policy. This Policy shall not drop down for any other reason, including but not limited to the existence of any sublimit in any Underlying Policy or the uncollectibility (in whole or in part) of any of the Underlying Limits; provided, however, this policy will recognize erosion of any of the
Underlying Policies due to the existence of a sublimit.

The Insureds expressly retain the risk of any gap in coverage or uncollectibility and the Company does not in any way insure or assume such risk.

All other terms and conditions of this Policy remain unchanged.

/

AUTHORIZED REPRESENTATIVE

DATE

XM-58 (1-08)

			ENDORSEMENT
			NO.	2

ATTACHED TO AND	ENDORSEMENT EFFECTIVE DATE
FORMING A PART OF		NAMED INSURED		AGENT NO.
POLICY NUMBER	(12:01 A.M. STANDARD TIME)

XMO1000021	07/01/2010	FIDELITY FIXED INCOME & ASSET		31405
		ALLOCATION FUND

EXCESS POLICY - QUOTA SHARE ENDORSEMENT

In consideration of the premium paid, it is hereby understood and agreed that:

1.	This Policy is part of a quota share participation arrangement between the Participating Insurers and the

Insured (the "Program") which provides a $ 50,000,000				Limit of Liability excess of the Under-
lying Limits and consists of the following:
		Participating		Participating	Participating
Participating Insurer		Insurer's Policy		Insurer's Limit of	Insurer's
		Number		Liability	Percentage
NATIONAL CASUALTY COMPANY		XMO1000021		$10,000,000	20%
FEDERAL INSURANCE COMPANY		81906762		$5,000,000	10%
TWIN CITY FIRE INSURANCE		FI 0252157-10		$10,000,000	20%
COMPANY
CATLIN SPECIALTY INSURANCE	XSP	-92190-0710		$5,000,000	10%
COMPANY
HOUSTON CASUALTY COMPANY		24-MG-10-A10267		$8,000,000	16%
LLOYD'S OF LONDON		B080113012	P10	$6,000,000	12%
CHARTIS EXCESS LIMITED		33089946		$6,000,000	12%

2.	Each Participating Insurer shall be liable only for its own percentage of each covered loss, subject to its
	own	Limit of Liability.
3.	Each Participating Insurer shall:
	A.	receive notice of any claim submitted for coverage under the Program;
	B.	make its own determination of whether loss is covered under the Program; and
	C.	elect whether to participate in the investigation, settlement or defense of any claim.
4.	The liability of each Participating Insurer shall be several and not joint. The failure, refusal or inability of
	any	Participating Insurer to pay covered loss, including, without limitation, an inability based upon insol-
	vency,	shall not increase or otherwise affect the liability of any other Participating Insurer. The Insured
	expressly	retains the risk of any gap in coverage or uncollectibility and the Company does not in any
	way	insure or assume such risk.

All other terms and conditions of this Policy remain unchanged.

/

AUTHORIZED REPRESENTATIVE

DATE

XM-56 (1-08)

		ENDORSEMENT

National Casualty Company		NO.	3

ATTACHED TO AND
	ENDORSEMENT EFFECTIVE DATE
FORMING A PART OF	NAMED INSURED		AGENT NO.
	(12:01 A.M. STANDARD TIME)
POLICY NUMBER

	FIDELITY FIXED INCOME & ASSET
XMO1000021	07-01-10		31405
	ALLOCATION FUND

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

EXCESS POLICY – TIE-IN OF LIMITS ENDORSEMENT

In consideration of the premium paid, it is hereby understood and agreed that there shall be a combined Limit of Liability of $_10,000,000_________________ for all Claims under this Policy and all claims under policy number XMO1000020 issued by the Company to All Fidelity Funds, including any policy that renews or replaces or succeeds in time either policy, which combined Limit of Liability shall be the maximum amount payable by the Company under all such policies.

All other terms and conditions of this Policy remain unchanged.

AUTHORIZED REPRESENTATIVE

DATE

UT-3g (3-92)